Exhibit 10.14

China Commercial Credit, Inc.
No. 1688, Yunli Road, Tongli
Wujiang, Jiangsu Province
People’s Republic of China
(86-0512) 6396-0022

August 1, 2012

Regeneration Capital Group, LLC
156 West 56th Street
Suite 1605
New York, NY 10019
Attn: Richard Kaufman

Dear Mr. Kaufman,

Reference is made to (i) certain subscription agreements (“Series A Subscription Agreements”) pursuant to which China Commercial Credit, Inc. (the “Company”) issued shares of its Series A Convertible Preferred Stock (the “Series A Stock”) to certain accredited investors; (ii) certain subscription agreements (“Series B Subscription Agreements”) pursuant to which the Company issued shares of its Series B Convertible Preferred Stock (the “Series B Stock”) to certain accredited investors; and (iii) the issuance of a total of 540,000 shares of our common stock to Regeneration Capital Group, LLC (“Regeneration”) on December 19, 2011 in consideration of the incorporation services Regeneration rendered (the “Regeneration Shares”).  As per the terms of their respective certificates of designations, each share of the Series A Stock and Series B Stock outstanding on the day on which the Company consummates its initial public offering (the “Offering”) will, automatically and without any action on the part of the holder thereof, convert into issued and outstanding shares of our common stock. The number of shares of common stock to be issued upon conversion of the Series A Stock will be the purchase price of the Series A Stock divided by a per share conversion price equal to 50% of the Offering price.  The number of shares of common stock to be issued upon conversion of Series B Stock will be the purchase price of the Series B Stock divided by a per share conversion price equal to 25% of the Offering price. It is acknowledged and agreed that it was the Company’s and Regeneration’s intention that upon the consummation of the Offering, the shares of common stock issuable upon conversion of the Series A Stock and Series B Stock would come from the Regeneration Shares and not newly issued shares of the Company.

To reflect your agreement to the foregoing, please sign below and return to us a copy of this letter agreement.

Very truly yours,

China Commercial Credit, Inc.

By:	/s/ Huichun Qin
Name:	Huichun Qin
Title:	CEO and President

ACKNOWLEDGED AND AGREED:

Regeneration Capital Group, LLC

By:	/s/ Richard Kaufman
Name:	Richard Kaufman
Title:	CEO